UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2018

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2018, the Company entered into and closed on a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company issued to the Investor a senior secured convertible promissory note in the aggregate principal amount of $295,746.73 (the “Secured Note”) for an aggregate purchase price of $280,959.39.

The interest on the outstanding principal due under the Secured Note accrues at a rate of 12% per annum. All principal and accrued but unpaid interest under the Secured Note is due on May 18, 2019. The Secured Note is convertible into shares of the Company’s Common Stock at a fixed conversion price of $0.005 per share. Interest is payable monthly on the 18th of each month. While interest payments must be made in cash during the first six months that the Secured Note is outstanding, beginning in month seven, and on each monthly anniversary thereafter until maturity, the Company has the option to pay interest payments in stock, subject to certain equity conditions being satisfied. Any payment of interest or principal scheduled after December 1, 2018 that is made in cash will be subject to a 5% prepayment premium. Any other prepayment is subject to a 10% premium. The Secured Note includes customary events of default, including non-payment of the principal or accrued interest due on the Secured Note and cross default to other notes owing to the Investor. Upon an event of default, all obligations under the Secured Note and other notes owing to the Investor will become immediately due and payable. In connection with the issuance of the Secured Note, the Company will also issue the Investor 496,101 shares of Series A Preferred Stock. The Investor was granted a right to participate in future financing transactions of the Company while the Secured Note remains outstanding.

In connection with the Purchase Agreement, the Company entered into an amendment to the existing security agreement with the Investor (the “Security Agreement”) pursuant to which the Company agreed that obligations under the Secured Note and related documents will be secured pursuant to the existing security interest in substantially all of the assets of the Company securing other notes issued to the Investor (except for those assets over which Prestige Capital Corporation holds a lien). In addition, all of the Company’s subsidiaries are guarantors of the Company’s obligations to the Investor pursuant to the Secured Note and have granted a similar security interest over substantially their assets.

The proceeds of the Secured Note were used to repurchase and retire 1,273,161 shares of Series A Preferred Stock of the Company. In addition, the Company transferred all of its ownership interests in and to its subsidiaries Carbon Commodity Corporation, Mantra China Limited, Mantra Media Corp., Mantra NextGen Power Inc., Mantra Wind Inc., Climate ESCO Ltd. and Mantra Energy Alternatives Ltd. to an entity controlled by the Company’s former Chief Executive Officer, Larry Kristof. The new owner of the aforementioned entities assumed all liabilities and obligations with respect to such entities.

The foregoing summaries of the terms of the Secured Note, the Purchase Agreement and Amendment No. 1 to Security Agreement and Subsidiary Guarantee are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Secured Note, the Purchase Agreement and the related agreements is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Secured Note is incorporated herein by reference. The issuance of the Secured Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Promissory Note, dated as of May 18, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 18, 2018.
10.2	Amendment No. 1 to Security Agreement and Subsidiary Guarantee, dated as of May 18, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM GLOBAL SOLUTIONS, INC.

Dated: May 18, 2018	By:	/s/ Roger Ponder
	Name:	Roger Ponder
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Promissory Note, dated as of May 18, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 18, 2018.
10.2	Amendment No. 1 to Security Agreement and Subsidiary Guarantee, dated as of May 18, 2018.

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